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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2012

RT Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53009	57-1021913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9160 South 300 West, Suite 101, Sandy, UT	84070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 641-8766

2216 East Newcastle Drive, Sandy, Utah 84093

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. below):

  General Instruction A. 2. below) : f the Form 8 - under the Securities Act (17 CFR 230. 425)

  General Instruction A. 2. below) : f the Form 8 - under the Securities Act (17 CFR 230.425)

  General Instruction A. 2. below) : f the Form 8 - under the Securities Act (17 CFR 230.425) tisfy the filing

  General Instruction communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

RT TECHNOLOGIES, INC.

CURRENT REPORT ON FORM 8-K

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01 Regulation FD
Item 9.01 Financial Statements and Exhibits
Exhibit – 10.1 Offer Letter for Enrique Marchese Exhibit - 99.1 Press Release dated July 30, 2012
Signatures

Item 1.01 Entry into a Material Definitive Agreement

Offer Letter for Enrique Marchese

The information provided in Item 5.02 below is hereby incorporated by reference to this Item 1.01.

Item 3.02 Unregistered Sale of Equity Securities

On August 13, 2012 RT Technologies, Inc. (the “Company”) sold shares pursuant to a private offering (the “Share Offering") of 75,000 shares at a purchase price of $4.00 per share of the Company's common stock, par value $0.001 (the "Common Stock") pursuant to Regulation S promulgated under the Securities Act of 1933, as amended. In addition, the Company sold warrants pursuant to a private warrant offering (the “Warrant Offering") for the purchase of warrants (the “Warrants”) covering 2,225,000 shares of the Company’s Common Stock. The Warrants were sold in consideration of a cash payment in the amount of $1.20. The Warrants may be exercised by the holder thereof at the initial exercise price of $2.80 per share (the “Exercise Price”) subject to adjustment as provided in the warrant agreement, and with presentation and surrender of the Warrant to the Company along with a notice of exercise, accompanied by a check or wire transfer in the amount of the Exercise Price and in conformity with and in reliance on the safe harbor provided by Regulation S promulgated under the Securities Act of 1933, as amended.

The Share Offering and Warrant Offering were issued and sold in reliance upon the exemption from registration contained in Regulation S promulgated under the Securities Act. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 13, 2012, a majority of the Board of Directors of the Company appointed Mr. Enrique Marchese as member of the Board of Directors of the Company for a period of one year. Pursuant to the terms of his offer letter (the “Offer”) attached hereto as Exhibit 10.1, as Independent Director Mr. Marchese will render services in the area of overseeing or directing the Company’s property, affairs and business, and be appointed to certain special committees of the Board, initially consisting of the Audit and Compensation Committees, and participate as necessary, in person or via teleconference or video conference in the meetings of those special committees and any other meetings held by the Board of Directors.

Mr. Marchese was not appointed to the Company’s Board of Directors pursuant to any arrangement or understanding with any other person. Additionally, Mr. Marchese does not have an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Marchese will receive an annual salary for his service as Independent Director in the amount of $28,572 paid in equal installments throughout the year, consistent with the normal payroll practices of the Company. Mr. Marchese has not been awarded any equity or stock options by the Company.

Mr. Enrique Marchese, age 46, has been running his own corporate and investment advisory firm since 2009. Enrique is an experienced investment banker having completed a broad range of public and private financing and M&A advisory assignments across the globe. His industry experience covers chemicals, transportation, manufacturing, retailing, consumer products and consumer internet. Mr. Marchese began his investment banking career at Donaldson, Lufkin & Jenrette in 1996 and subsequently held positions at Merrill Lynch and Deutsche Bank. Enrique also gained experience in global logistics and supply chain management while serving in the U.S. Navy.

Mr. Marchese graduated with an M.B.A. from the Booth School at the University of Chicago and holds a B.S. from the United States Naval Academy.

Item 7.01 Regulation FD

On July 31, 2012 the Company issued a press release to provide an update on its current operations in China including a company event held in Hebei. The translated press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit are deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit

Exhibit – 10.1 Offer Letter for Enrique Marchese

Exhibit - 99.1 Press Release dated July 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 13, 2012                           RT Technologies, Inc.

By: /s/ Weiheng Cai

                                                                  Weiheng Cai

                                                                  President

Exhibit Index

Exhibit – 10.1 Offer Letter for Enrique Marchese

Exhibit - 99.1 Press Release dated July 30, 2012